EXHIBIT 23(Q)(3)

                                POWER OF ATTORNEY

                         SELECTED AMERICAN SHARES, INC.
                   (1933 Act No. 2-10699, 1940 Act No. 811-51)
                          SELECTED SPECIAL SHARES, INC.
                 (1933 Act No. 2-27514, 1940 Act No. 811-01533)
                                       AND
                       SELECTED CAPITAL PRESERVATION TRUST
                 (1933 Act No. 33-15807, 1940 Act No. 811-5240)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints
Arthur Don and Thomas Tays, and each of them, as the undersigned's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of
1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission and all other applicable state or federal regulatory authorities. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.

OFFICER

                                               DATE:           July 30, 2004
--------------------------------------------         ---------------------------
Douglas Haines
Chief Financial Officer, and
Principal Accounting Officer